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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HarborOne Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on May 10, 2018

Dear Shareholder:

        You are invited to attend the 2018 annual meeting of shareholders of HarborOne Bancorp, Inc., which will be held on May 10, 2018 at 5:00 p.m., local time, at Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210. The annual meeting will be held for the following purposes:

  1.
  To elect the four Class II director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified; and

  2.
  To ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

        In addition, shareholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

        Our Board of Directors has fixed the close of business on March 12, 2018 as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

        We make proxy materials available to our shareholders on the internet. You can access proxy materials at www.harboronebancorp.com. You also may authorize your proxy via the internet by following the instructions on that website. In order to authorize your proxy via the internet you must have the shareholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

James W. Blake President, Chief Executive Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to be Held on May 10, 2018.

This proxy statement and our 2017 Annual Report to Shareholders are available at www.harboronebancorp.com.

Brockton, Massachusetts
March 30, 2018

        Whether or not you plan to attend the annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the internet by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the annual meeting, you may vote in person if you wish, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from such bank, broker or other nominee.

HarborOne Bancorp, Inc.

770 Oak Street
Brockton, Massachusetts 02301

PROXY STATEMENT

FOR OUR 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2018

        These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the "Board") of HarborOne Bancorp, Inc., a Massachusetts corporation, for use at our 2018 annual meeting of shareholders to be held on May 10, 2018, at 5:00 p.m., local time, at Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, or at any postponement or adjournment of the annual meeting. References in this proxy statement to "we," "us," "our," "ours" and the "Company" refer to HarborOne Bancorp, Inc., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our shareholders on the internet and the Notice of Internet Availability of Proxy Materials has been mailed to shareholders on or about March 30, 2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

        Holders of record of our common stock, $0.01 par value per share, at the close of business on March 12, 2018, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Shareholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

        At the annual meeting, you will be asked to vote on the following proposals:

  •
  Proposal 1: The election of the four Class II director nominees named in this proxy statement to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; and

  •
  Proposal 2: The ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

        You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 12, 2018, there were 32,622,695 shares outstanding and entitled to vote at the annual meeting.

        Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

        With respect to Proposal 1, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors. Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes with respect to Proposal 2 will have no effect on the votes for this proposal.

Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

  •
  properly submitting to us a proxy with a later date; or

  •
  appearing in person and voting by ballot at the annual meeting.

        If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in "street name," only that bank, broker or other nominee can revoke your proxy on your behalf.

        You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

        Voting in Person at the Annual Meeting.    If you hold your shares in your own name as a holder of record with our transfer agent, Continental Stock Transfer & Trust Company, and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in "street name," and you wish to vote in person at the annual meeting, you will need to obtain a "legal proxy" from the bank, broker or other nominee that holds your shares of record.

        Voting by Proxy.    If your shares are registered directly in your name with our transfer agent, the Notice of Internet Availability of Proxy Materials was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

    Vote online.    You can access proxy materials at www.harboronebancorp.com and vote at www.cstproxyvote.com. To vote online, you must have a shareholder identification number provided in the Notice of Internet Availability of Proxy Materials.

    Vote by regular mail.    If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

        Voting by Proxy for Shares Registered in Street Name.    If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

        Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

        If you authorize your proxy to vote your shares electronically via the Internet or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted FOR the election of the nominees for the directors named in this proxy statement and FOR ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

        The Board recommends that you vote:

  •
  FOR Proposal 1: The election of Gordon Jezard, Edward F. Kent, William A. Payne and Wallace H. Peckham, III as Class II directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; and

  •
  FOR Proposal 2: The ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

What other information should I review before voting?

        Our 2017 Annual Report on Form 10-K, including our consolidated financial statements for the fiscal year ended December 31, 2017, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which contain additional information about the Company, on our website at www.harboronebancorp.com or by directing your request in writing to 770 Oak Street, Brockton, MA 02301, Attention: Investor Relations. The 2017 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the "SEC").

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. We have engaged Innisfree M&A Incorporated to solicit proxies held by brokers and nominees, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

Why didn't I automatically receive a paper copy of the proxy statement, proxy card and annual report?

        Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders.

How can I change how I receive proxy materials in the future?

        The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.harboronebancorp.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

        Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, shareholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 12-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

        No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our articles of organization provide for a classified board of directors consisting of three classes of directors. At each annual meeting of shareholders, a class of directors will be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and until their respective successors are duly elected and qualified. Our articles of organization provide that the size of our Board will be determined from time to time by resolution of our Board. The Board currently consists of eleven members.

        The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Gordon Jezard, Edward F. Kent, William A. Payne and Wallace H. Peckham, III to serve as directors. Each of these nominees is a current director of the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

        We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

        The Board unanimously recommends that you vote FOR each of the director nominees.

Information Regarding the Director Nominees

        The following table and biographical descriptions set forth certain information with respect to each director and director nominee, based upon information furnished by each director. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position(s)	Independent	Director Since	Term Expires
Joseph F. Barry	77	Director	Yes	1987	2019
James W. Blake	67	President, Chief Executive Officer, Secretary and Director	No	1995	2019
Joseph F. Casey	57	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Director	No	2017	2020
David P. Frenette, Esq.	62	Director	Yes	2007	2020
Gordon Jezard	83	Director	Yes	1983	2018
Edward F. Kent	88	Director	Yes	1983	2018
Barry R. Koretz	73	Director	Yes	1987	2020
Timothy R. Lynch	62	Chairman of the Board	Yes	2011	2019
William A. Payne	61	Director	Yes	2017	2018
Wallace H. Peckham, III	75	Director	Yes	1981	2018
Michael J. Sullivan, Esq.	63	Director	Yes	2015	2020

        The following includes a brief biography for each of our directors. The biography of each director also includes information regarding the experience, qualifications, attributes or skills that caused our Board to determine that such member of our Board should serve as a director. There are no family relationships among any of our directors or executive officers. Unless otherwise stated, each director has held his or her current occupation for the last five years.

        Joseph F. Barry retired in 2003 as Senior Vice President of HMI, Inc., a travel marketing firm located in Norwood, Massachusetts, after 14 years with the company. Before joining HMI, Inc., Mr. Barry was Vice President at Knapp Shoes, Inc. from 1986 to 1989 and Vice President at Herman

Shoe International, Inc. from 1983 to 1986. Mr. Barry was selected to serve as a director because of his business experience and ability to assist us in strategic planning.

        James W. Blake has served as President and Chief Executive Officer of HarborOne Bancorp since 2016. He has served as Chief Executive Officer of HarborOne Bank since 1995, and served as President of HarborOne Bank from 1995 to 2017, after serving as Chief Operating Officer from 1993 to 1994. Prior to joining HarborOne Bank, Mr. Blake was Senior Vice President of Retail Banking and Marketing at Mechanics Bank in Worcester, Massachusetts, from 1986 to 1993. Mr. Blake has served on the Community Depository Institutions Advisory Council of the Federal Reserve Bank of Boston. Since 2011, he has served on the Signature Healthcare Executive Business Council, and the YMCA Foundation. He also currently serves on the board of the Connecticut Online Computer Center, a position he has held since 2003. He also served on the board of the Massachusetts Credit Union League, from 1998 to 2012. As President and Chief Executive Officer, Mr. Blake is familiar with our banking operations and provides the board of directors with insight into our challenges, opportunities and operations. In addition, he was selected to serve as a director because of his extensive banking experience and familiarity with our market area.

        Joseph F. Casey joined HarborOne Bank in 2004. He has served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of HarborOne Bancorp since 2016. He was appointed President and Chief Operating Officer of HarborOne Bank in February 2017 and has served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer since 2015. Prior to his current position, he served as Executive Vice President and Chief Financial Officer of HarborOne Bank from 2006 to 2015 and Senior Vice President and Chief Financial Officer from 2004 to 2006. Before joining HarborOne Bank, Mr. Casey was Vice President at Seacoast Financial Services in New Bedford, Massachusetts and Senior Vice President, Chief Financial Officer and Treasurer at Compass Bank for Savings in New Bedford, Massachusetts from 2003 to 2004, and prior to that held various titles, including Chief Financial Officer, Treasurer, Controller and Internal Auditor during his 17 years with Andover Bancorp, Inc. in Andover, Massachusetts. Mr. Casey was selected to serve as a director because of his extensive banking, financial and accounting experience and familiarity with our banking operations and market area.

        David P. Frenette, Esq. is an attorney in solo practice in Brockton, Massachusetts, focusing primarily on elder care law, estate planning, residential and commercial real estate and business organization. Mr. Frenette has practiced law for over 25 years. Mr. Frenette was a partner at Frenette & Dukess from 1995 to 2012 and with Wheatley, Frenette & Dukess from 1990 to 1995, specializing in real estate closings for local banks, including HarborOne Bank. Mr. Frenette has served on the Board of Trustees of Signature Healthcare Brockton Hospital, since 1999, as well as on the Boards at the Old Colony YMCA since 1993. He is also an active member at Rotary Club of Brockton. Mr. Frenette was selected to serve as a director because of his extensive experience in the practice of law, particularly in real estate, and because of his involvement and knowledge of the local community.

        Gordon Jezard retired in 2012 after a 28-year career in the automotive parts and supplies retail business, as owner of and director of operations at Bettridge Auto Parts, Inc. in Brockton, Massachusetts, which he sold in 2012. Prior to his tenure at Bettridge Auto Parts, Inc., Mr. Jezard held management positions at Eastern Edison Co., an electric company in Brockton, Massachusetts. Mr. Jezard is a graduate of Northeastern University with degrees in Business Management and Electrical Engineering. Mr. Jezard was selected to serve as a director because of his knowledge of and experience working with small businesses.

        Edward F. Kent retired in 1999. Prior to retiring, Mr. Kent served as Vice President, Regulatory Affairs at Mitek Surgical Products Inc., a Johnson & Johnson Company, in Norwood, Massachusetts, and held management positions at Accumetrics, Inc., a healthcare company in San Diego, California, providing diagnostic testing, Beaver Surgical in Norwood, Massachusetts, and Acufex Microsurgical, Inc.

in Norwood, Massachusetts. Mr. Kent is also the former owner of Kent Products Inc., a manufacturing company in Easton, Massachusetts. He graduated from Wentworth Institute of Technology with an aerospace engineering license and Boston University with a B.S. degree in aeronautical engineering. Mr. Kent also served in the U.S. Navy, receiving an honorable discharge in 1955. He has been an active member in the community, including having been a member of the board of the Goddard Hospital from 1983 to 1987, and a tutor at Trinity Catholic Academy in Brockton, Massachusetts and the Adult Learning Center in Brockton, Massachusetts. Mr. Kent was selected to serve as a director because of his knowledge of and service to our local community.

        Barry R. Koretz retired from BKA Architechs, Inc. in 2017. He was the President and founder of BKA Architects, Inc. in Brockton, Massachusetts, a full-service commercial architecture and design firm he started in 1974. As President of BKA Architects, Inc., Mr. Koretz was responsible for matters related to finance, administration, business development and project management of the 50-person firm with approximately $7 million in annual billings. Mr. Koretz has served as co-chair of the Signature Healthcare Executive Business Council since 2012 and the Signature Healthcare Capital Campaign Steering Committee since 2015, and as a director of the Brockton Boys and Girls Club since 2000. Previously, Mr. Koretz was a member of the Board of Trustees of Brockton Hospital and the boards of directors of Metro South Chamber of Commerce and the United Way of Greater Plymouth County. Mr. Koretz was selected to serve as a director because of his experience owning and managing a business in our market area, which, together with his knowledge of and service to our local community, provides a unique perspective on the needs of customers in our market area.

        Timothy R. Lynch has served as Chief Medical Officer at South Shore Hospital since May 2017, Chairman of the Department of Medicine since March 2016, as well as a practicing internist at South Shore Medical Center since 2013. Dr. Lynch was the Chief Medical Officer at South Shore Physician Ambulatory Enterprise (SSPAE) in Weymouth, Massachusetts, from 2015 to 2016. Prior to that, Dr. Lynch was Lead Hospital Physician, South Region at Atrius Health from 2013 to 2015. From 1996 to 2013, Dr. Lynch held the following positions at Signature Healthcare: Vice President of Quality from 2011 to 2013; Vice President of the Medical Staff from 2010 to 2013; Vice Chairman, Physician Hospital Organization Board of Directors from 2003 to 2008; Trustee, Signature Healthcare Corporation from 2002 to 2013; Trustee, Signature Healthcare Brockton Hospital Incorporated from 2002 to 2013; and Patient Care Assessment Coordinator from 1996 to 2013. Dr. Lynch currently serves as a member of the board of directors of the South Shore Physician Hospital Organization and Connected Care of Southeastern Massachusetts. Dr. Lynch was selected to serve as a director because of his management experience, including strategic planning, budget development and state, federal and industry regulatory compliance.

        William A. Payne is a principle and co-founder of PRW Wealth Management, LLC, an independent registered investment adviser serving the planning needs of both the mid-market corporate marketplace and high net worth individuals and families for over 25 years. Mr. Payne was selected to serve as a director because of his experience in wealth management and knowledge of the financial markets.

        Wallace H. Peckham, III retired in 2015 from Conley & Wood, CPA's P.C., in South Easton, Massachusetts, where he had worked since 2013 following its merger with the company he founded in 2010, Peckham & Eidlin, CPA's, P.C., in Brockton, Massachusetts. Mr. Peckham has been self-employed since 1982 as a certified public accountant in private practice throughout Brockton, Massachusetts, providing professional services to individuals and the business community. Mr. Peckham has been a member of the Board of Trustees of Signature Healthcare, Brockton Hospital since 2007 and served as chairman from 2013 to 2014. He is a member of the Rotary Club of Brockton. Mr. Peckham was selected to serve as a director because of his financial and accounting experience, which provides a unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures, accounting practices and tax matters.

        Michael J. Sullivan, Esq. has been a partner at the Ashcroft Law Firm, LLC in Boston, Massachusetts since 2009. Mr. Sullivan is recognized as an expert in government investigations, corporate compliance and ethics, fraud, corruption, health care and corporate security, with extensive policy and regulatory experience. Prior to joining the Ashcroft Law Firm, LLC, Mr. Sullivan was the United States Attorney for the District of Massachusetts from 2001 to 2009. From 2006 until January 2009, Mr. Sullivan served as Presidentially Nominated Director of the Bureau of Alcohol, Tobacco, Firearms and Explosives in Washington, DC and from 1995 to 2001 he served as the District Attorney for Plymouth County, Massachusetts. Mr. Sullivan has been a member of the board of directors of Signature Healthcare since May 2009, Old Colony YMCA from 1995 until 2001 and from 2009 until present, New Heights Charter School since 2016, Continuing Education Institute from 1989 to 1994 and Consumer Credit Counseling Services from 1986 to 1989. Mr. Sullivan was selected to serve as a director because of his extensive policy and regulatory legal experience and continued service to the community.

Biographical Information Regarding Executive Officers Who Are Not Directors

        As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Leo C. Donahue	68	Senior Vice President—Retail Officer
Wayne F. Dunn	62	Senior Vice President—Chief Technology Officer
Christopher K. Gibbons	65	Senior Vice President—Consumer Lending
Mark T. Langone	51	Senior Vice President—Chief Enterprise Risk Officer
Peter F. Makowiecki	58	Senior Vice President—Residential Lending
David B. Reilly	52	Senior Vice President—Operations
H. Scott Sanborn	54	Executive Vice President—Commercial Lending
Linda H. Simmons	58	Senior Vice President—Chief Financial Officer at HarborOne Bank
David E. Tryder	53	Senior Vice President—Chief Marketing Officer
Patricia M. Williams	58	Senior Vice President—Human Resources Officer

        The following is a brief biography of each of our executive officers.

        Leo C. Donahue has served as Senior Vice President—Retail Officer since joining HarborOne Bank in 2007. Prior to joining HarborOne Bank, Mr. Donahue was a self-employed consultant from 2005 to 2007; Senior Vice President—Division Manager, Personal Banking Group at North Shore Bank in Peabody, Massachusetts, from 2003 to 2004; and Senior Vice President—Division Manager, Personal Banking Group at Warren Five Cent Savings Bank in Peabody, Massachusetts from 1987 to 2003.

        Wayne F. Dunn has served as Senior Vice President—Chief Technology Officer since joining HarborOne Bank in 2008. Prior to joining HarborOne Bank, Mr. Dunn was Director, Enterprise Solutions at NWN Corporation in Waltham, Massachusetts, from 2007 to 2008; Chief Technology Officer at Clearway Technology Partners in Medway, Massachusetts, in 2007; and Senior Director, Enterprise Computing and Principal Consultant at AimNet Solutions, Inc. (acquired by Cognizant Technology Solutions Corporation) in Holliston, Massachusetts from 2001 to 2007.

        Christopher K. Gibbons joined HarborOne Bank in August 1994 and has been the Senior Vice President—Consumer Lending since 1999. Prior to his current position, he served as Senior Vice President—Consumer Lending & Collections from 1999 to 2015 and Vice President—Consumer Lending from 1994 to 1999. Before joining HarborOne Bank, Mr. Gibbons worked at several banks in Abington, Massachusetts, and Brockton, Massachusetts, as Vice President—Consumer Lending.

        Mark T. Langone has served as Senior Vice President—Chief Enterprise Risk Officer since joining HarborOne Bank in 2015. Prior to joining HarborOne Bank, Mr. Langone was a bank examiner at the FDIC in Foxboro, Massachusetts, from 1990 to 2003 and 2012 to 2015; Senior Vice President—Director

of Risk Governance and Senior Vice President—Credit Risk Management at Sovereign Bank (now Santander Bank, N.A.) in Boston, Massachusetts, from 2004 to 2012; and Senior Vice President—Senior Risk Management at Compass Bank for Savings in New Bedford, Massachusetts, from 2003 to 2004.

        Peter F. Makowiecki has served as Senior Vice President—Residential Lending since joining HarborOne Bank in 2013. Prior to joining HarborOne Bank, Mr. Makowiecki held various titles, including Senior Vice President—Sales & Marketing and President of MetLife Home Loans, at MetLife Bank in Irving, Texas, from 2008 to 2010. Mr. Makowiecki was President and Chief Executive Officer of First Horizon Home Loan Corporation from 2005 to 2008 and Senior Executive Vice President—Chief Financial Officer of First Horizon Home Loan Corporation from 2000 to 2005.

        David B. Reilly has served as Senior Vice President—Operations since joining HarborOne Bank in 2008. Prior to joining HarborOne Bank, Mr. Reilly was Senior Vice President—Operations from 2004 to 2008 and Vice President—Director Alternative Delivery and Customer Service in 2004 at Rockland Trust Company in Rockland, Massachusetts; Technology Integration On-Site Coordinator at Citizens Bank in Providence, Rhode Island in 2003; and Director, Information Technology from 2000 to 2003 and Vice President—Call Center Operations and Retail Delivery from 1996 to 2003 at Cambridgeport Bank in Cambridge, Massachusetts.

        H. Scott Sanborn joined HarborOne Bank in 2014 as Vice President—Commercial Lending and became Executive Vice President in February 2018. Prior to joining HarborOne Bank, Mr. Sanborn was Regional Vice President—Metro Boston & Rhode Island/Southeastern Massachusetts from 2011 to 2014 and Professionals Group Leader, Wealth from 2010 to 2011 at TD Bank in Boston, Massachusetts and Senior Vice President—Regional Executive & Professionals Market Leader from 2005 to 2010 and Senior Vice President—Market Manager from 2000 to 2004 at Sovereign Bank (now Santander Bank, N.A.) based in Boston, Massachusetts.

        Linda H. Simmons joined HarborOne Bank on May 31, 2017 as the Chief Financial Officer of the Bank. Prior to joining HarborOne Bank, Ms. Simmons was Senior Vice President, Chief Financial Officer and Treasurer of The Cooperative Bank of Cape Cod from 2012 to 2017; Executive Vice President, Chief Financial Officer and Treasurer of Bancorp Rhode Island from 2004 to 2011; and held various positions with responsibilities in the asset/liability management area at Bank of America from 1995 to 2004.

        David E. Tryder has served as Senior Vice President—Chief Marketing Officer since joining HarborOne Bank in 2014. Prior to joining HarborOne Bank, Mr. Tryder was Director—Digital Strategy Group in 2013, Director—Interactive & Relationship Marketing from 2009 to 2013, and Senior Manager—Interactive Marketing from 2005 to 2009 at Dunkin' Donuts in Canton, Massachusetts; Vice President—Marketing Director at Modem Media in Norwalk, Connecticut, from 2004 to 2005; Vice President—Marketing Director at Digitas, LLC in Boston, Massachusetts, from 2000 to 2004; and Product Manager—ATM Network and Online Banking at Fleet Bank in Boston, Massachusetts, from 1997 to 2000.

        Patricia M. Williams, Senior Vice President of Human Resources, joined HarborOne in 1986. During her tenure she has held the leadership role in the Human Resources Division and has been responsible for the development, implementation and oversight of Human Resources policies, training and development, benefits, talent acquisition and retention and culture.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and the Role of the Board in Risk Oversight

        Board Leadership Structure.    The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management.

        Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board's oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board.

        Although our by-laws do not require that we separate the Chairman of the Board and Chief Executive Officer positions, our Board believes that having separate positions is the appropriate leadership structure for us at this time. Our Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

        Role of the Board in Risk Oversight.    The Board is actively involved in oversight of risks that could affect the Company including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. This oversight is conducted in part through committees of the Board, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee regarding its considerations and actions, regular reports from officers responsible for oversight of particular risks within the Company as well as through internal and external audits. Risks relating to the direct operations of the Company are further overseen by the board of directors of HarborOne Bank, who are the same individuals who serve on the Board of the Company. Further, the Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Director Independence

        The Nasdaq listing rules requires that independent directors compose a majority of a listed company's board of directors. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an "independent director" if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq listing rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director's judgment as a member of the compensation committee.

        Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under the section of this proxy statement entitled "Transactions with Related Parties," our Board determined that each of our directors, with the exception of Mr. Blake and Mr. Casey, is "independent" under the Nasdaq listing rules. Mr. Blake is not considered independent because he currently serves as our President and Chief Executive Officer. Mr. Casey is not considered independent because he currently serves as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer. Our Board also determined that each member of the audit, compensation, and nominating and corporate governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing rules, as applicable. In making these determinations on the independence of our directors, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence.

        Our independent directors will meet alone in executive session periodically. The purpose of these executive sessions is to promote open and candid discussion among the independent directors.

Code of Business Conduct and Ethics

        Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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  compliance with laws, rules and regulations;

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  prompt internal reporting of violations of the Code to appropriate persons identified in the Code; and

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  accountability for adherence to the Code of Business Conduct and Ethics.

        Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or a committee thereof, and will be promptly disclosed as required by law or Nasdaq regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or Nasdaq.

Shareholder Communications with the Board

        Shareholders wishing to communicate with our Board of Directors should address their communications to the Company's investor relations department contact Joseph F. Casey by email at jcasey@harborone.com, by telephone at (508) 895-1000 or by mail sent to the Company's main address at 770 Oak Street, Brockton, Massachusetts 02301, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors.

All communications will be reviewed by the Company's investor relations department, which will determine whether the communication will be relayed to the Board or the director. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.

The Board and its Committees

        Our Board has a standing audit committee, compensation committee and nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

        The Board held 17 meetings during fiscal year 2017, and all directors attended 95% or more of the Board meetings and meetings of the committees on which they served during the periods they served. While we do not have a formal policy related to Board member attendance at annual meetings of shareholders, directors are encouraged to attend each annual meeting to the extent reasonably practicable.

        Audit Committee.    The audit committee assists our Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and our internal financial and accounting controls. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

        The members of the audit committee are Wallace H. Peckham, III, Edward F. Kent, Joseph Barry and Michael Sullivan, with Mr. Peckham serving as chair. Each member of the audit committee qualifies as an independent director under the corporate governance standards of the Nasdaq listing rules and the independence requirements of the Exchange Act. Our Board has determined that Mr. Peckham qualifies as an "audit committee financial expert" as such term is currently defined under SEC rules. The audit committee has adopted a written charter that satisfies the applicable standards of the SEC and the Nasdaq listing rules, a copy of which is available under the "Investor Relations" tab at www.harborone.com

        Compensation Committee.    The compensation committee approves our compensation objectives, approves the compensation of the Chief Executive Officer and approves or recommends to our Board for approval the compensation of other executives. The compensation committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

        The members of the compensation committee are David P. Frenette, Gordon Jezard and Wallace H. Peckham, III, with Mr. Frenette serving as chair. Each member of the compensation committee is a "non-employee director" under the Exchange Act and each is an independent director as defined by the Nasdaq listing rules. The compensation committee has adopted a written charter that satisfies the applicable standards of the SEC and the Nasdaq listing rules, a copy of which is available under the "Investor Relations" tab at www.harborone.com

        Nominating and Corporate Governance Committee.    The nominating and corporate governance committee recommends to our Board candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the nominating and corporate governance committee develops and recommends to our Board corporate governance guidelines and advises our Board on corporate governance matters.

        The members of the nominating and corporate governance committee are Wallace H. Peckham, III, Timothy R. Lynch and Michael Sullivan, with Mr. Sullivan serving as chair. Each member of the nominating and corporate governance committee is a "non-employee director" under the Exchange Act, and each is an independent director as defined by the Nasdaq listing rules. The nominating and corporate governance committee has adopted a written charter that satisfies the applicable standards of the Nasdaq listing rules, a copy of which is available under the "Investor Relations" tab at www.harborone.com

        Our Board of Directors may establish other committees from time to time.

Consideration of Director Nominees

        The Nominating and Corporate Governance Committee is responsible for identifying, assessing and recommending the slate of candidates to be nominated for election to the Board of Directors. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director, and assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for director each year, the Nominating and Corporate Governance Committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing directors, and additional skills highlighted during the annual Board self-assessment process that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through the business and other networks of the existing members of the Board or from management. The Nominating and Corporate Governance Committee may also solicit recommendations for director nominees from independent search firms or any other source it deems appropriate. When an incumbent director is up for re-election, the Nominating and Corporate Governance Committee reviews the performance, skills and characteristics of such incumbent director before making a determination to recommend that the full Board nominate him or her for re-election.

        The Nominating and Corporate Governance Committee requires all nominees to have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; to be highly accomplished in his or her respective field, with superior credentials and recognition; to be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards; to have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and to the extent such nominee serves or has previously served on other boards, to have a demonstrated history of actively contributing at board meetings. In addition to reviewing a nominee's background and accomplishments, nominees are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company and whether the nominee, if elected, would assist in achieving a mix of Board members that represents a diversity of background and experiences.

        Pursuant to the corporate governance guidelines established by the Board, a majority of the Board shall be "independent" under the Nasdaq listing standards. On an annual basis, the Nominating and Corporate Governance Committee reviews the "independent" status of each member of the Board to determine whether any relationship is inconsistent with a determination that the director was independent. Additionally, the guidelines established by the Board require that the Company's Audit, Compensation and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors and at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an "audit committee financial expert" as defined by SEC rules.

Shareholder Nomination Procedure

        Any shareholder of the Company entitled to vote for the election of directors at the annual meeting can submit the names of candidates for director by writing to the Corporate Secretary at HarborOne Bancorp, Inc. 770 Oak Street, Brockton, Massachusetts 02301. To be timely, a shareholder's notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

        The submission shall include the following information set forth below:

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  As to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

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  The name and address of the shareholder giving the notice, as they appear on the Company's books, and the names and addresses of the other proposing persons (if any); as to each proposing person, any Material Ownership Interests;

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  A description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any proposing person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

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  (A) A description of all agreements, arrangements or understandings by and among any of the proposing persons, or by and among any proposing persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (B) identification of the names and addresses of other shareholders (including beneficial owners) known by any of the proposing persons to support such nomination(s), and to the extent known the class and number of all shares of the Company's capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

        A nomination for Board candidates submitted by a shareholder for presentation at an annual meeting must comply with the procedural and informational requirements as outlined in the by-laws of the Company.

        There were no submissions by shareholders of Board nominees for our 2017 annual meeting.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2017, the members of the compensation committee were David P. Frenette, Gordon Jezard and Wallace H. Peckham, III, each of which are independent directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. No interlocking relationship exists between any member of the Board of

Directors or Compensation Committee (or other committee performing equivalent functions) and any executive, member of our Board of Directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Transactions with Related Parties

        The following is a description of transactions, since January 1, 2017, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described under "Director Compensation" and "Executive Compensation" below.

        Loans and Extensions of Credit.    The Sarbanes-Oxley Act of 2002 generally prohibits loans to our executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by HarborOne Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to HarborOne Bank and must not involve more than the normal risk of repayment or present other unfavorable features. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interest. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions. The aggregate amount of our loans to our directors, executive officers and their related entities was $500,000 at December 31, 2017. As of December 31, 2017, these loans were performing according to their original terms.

        Other Transactions.    Since January 1, 2017, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

DIRECTOR COMPENSATION

        In the year ending December 31, 2018, each non-employee director will receive an annual fee which shall be paid in equal monthly installments. The chairman of the Board will received $75,000, committee chairs will receive $70,000 and all other non-employee directors will receive $65,000 annually.

        The following table sets forth information regarding the compensation paid to our non-employee directors for the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Joseph F. Barry	$64,600	$340,393	$235,121	$919	$641,033
David P. Frenette, Esq.	70,200	340,393	235,121	8,382	654,096
Gordon Jezard	73,600	340,393	235,121	812	649,926
Edward F. Kent	63,000	340,393	235,121	602	639,116
Barry R. Koretz	63,600	340,393	235,121	8,188	647,302
Timothy R. Lynch	72,996	340,393	235,121	458	648,968
Wallace H. Peckham, III	69,400	340,393	235,121	792	645,706
Michael J. Sullivan, Esq.	63,000	340,393	235,121	168	638,682
William Payne	38,400	102,118	70,539	126	211,183

(1)
Includes retainer payments, meeting fees and committee and/or chair fees earned during the fiscal year, whether such fees were paid currently or deferred under the Director Retirement Plan. Fees earned or paid also include fees for service on the Board committees.

(2)
Amounts included in the "Stock Awards" and "Option Awards" columns for the year ended December 31, 2017, represent grants under our 2017 Stock Option and Incentive Plan that were made on August 16, 2017. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. Because grants vest (are earned) ratably over three years beginning August 16, 2018, none of the Directors recognized any income from the awards during the year ended December 31, 2017. The stock awards reflect the aggregate fair value at the grant date of $18.35 per share. The option awards reflect a grant date fair value of $5.07 per stock option with an exercise price of $18.35. The assumptions used in the valuation of these options are included in Note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. At December 31, 2017 all of the directors' stock awards and option awards included in the table above were unvested and as such, none had been exercised.

(3)
Includes premiums for life insurance paid by HarborOne Bank on behalf of each director; premiums for dental insurance paid by HarborOne Bank on behalf of Messrs. Barry, Frenette, Jezard, Kent, Koretz and Peckham; and premiums for health insurance paid by HarborOne Bank on behalf of Messrs. Frenette and Koretz.

        Director Retirement Plan.    Directors of HarborOne Bank may participate in the HarborOne Bank Director Retirement Plan, which provides for annual payments to directors who have completed six or more years of service, and who have reached the retirement age specified in the participation agreement, of a specified percentage of the total director fees paid to the director in his or her final year serving as director, as follows: 30.0% annually for five years, for directors with at least six years of service; 45.0% annually for 10 years, for directors with at least 11 years of service or 60.0% annually for 10 years, for directors with at least 21 years of service. The Company elected to freeze the Directors' Retirement Plan effective December 31, 2017. The balance of the liability at December 31, 2017 was $1.8 million.

 EXECUTIVE COMPENSATION

        Our "named executive officers" for the year ended December 31, 2017 were as follows: James W. Blake our President and Chief Executive Officer; Joseph F. Casey, our Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer; and Peter F. Makowiecki, our Senior Vice President, Residential Lending.

Summary Compensation Table

        The following table sets forth information regarding the compensation paid to our named executive officers for the fiscal years ended December 31, 2017 and 2016:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Option Awards(2)	Non-equity Incentive Plan Compensation(1)	All Other Compensation(3)	Total
James W. Blake	2017	$703,171	$323,473	$2,613,958	$1,805,681	$140,634	$139,261	$5,726,178
President and Chief Executive Officer	2016	659,989	390,218	—	—	136,598	118,826	1,305,631
Joseph F. Casey	2017	$472,649	$163,071	$1,835,000	$1,191,450	$—	$91,667	$3,753,837
Executive Vice President, Chief Financial Officer,	2016	413,324	177,730	—	—	—	81,505	672,559
Chief Operating Officer, and Treasurer
Peter F. Makowiecki	2017	$288,462	$55,291	$266,075	$177,450	$—	$52,817	$840,095
Senior Vice President, Residential Lending	2016	268,078	72,045	—	—	—	45,419	385,542

(1)
Represents the amount of deferred bonus payable under the Senior Management Long Term Incentive Plan. This deferred bonus is vested but not payable until the earlier of Mr. Blake's termination of employment or the third anniversary of the grant date. See "Nonqualified Retirement Benefits—Senior Management Long Term Incentive Plan" below for additional information.

(2)
Amounts included in the "Stock Awards" and "Option Awards" columns for the year ended December 31, 2017, represent grants under our 2017 Stock Option and Incentive Plan (the "Equity Plan") that were made on August 16, 2017. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. Because grants vest (are earned) ratably over three years beginning August 16, 2018, none of the named executive officers recognized any income from the awards during the year ended December 31, 2017. The stock awards reflect the aggregate fair value at the grant date of $18.35 per share. The option awards reflect a grant date fair value of $5.07 per stock option with an exercise price of $18.35. The assumptions used in the valuation of these options are included in Note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
The table below shows the components of this column for 2017.

        The components of "All Other Compensation" from the table above are shown below:

Name	401(k) Employer Contributions	Country Club Membership	Auto Allowance & Fuel Reimbursement	Life & LTD Insurance Premiums	ESOP(1)	ESOP Restoration(1)
Mr. Blake	$33,250	$1,380	$22,112	$32,704	$13,007	$36,808
Mr. Casey	33,250	—	15,873	12,805	10,295	19,444
Mr. Makowiecki	33,250	—	—	4,780	8,236	6,551

(1)
Represents the aggregate number of shares allocated to the named executive officer's Employee Stock Ownership Plan ("ESOP") and ESOP restoration account for the plan year, the value of which was determined based on a $19.16 fair market value of HarborOne Bancorp common stock as of December 29, 2017, the final trading day of 2017.

Employment and Change in Control Agreements

        Employment Agreements.    HarborOne Bank and HarborOne Bancorp are parties to an employment agreement with each of Mr. Blake and Mr. Casey.

        Mr. Blake's employment agreement provides for a minimum annual base salary of $743,902 and Mr. Casey's employment agreement provides for a minimum annual base salary of $504,000. The employment agreements also provide for discretionary incentive and/or bonus compensation, participation on generally applicable terms and conditions in other compensation and fringe benefit plans, and certain perquisites, including for Mr. Blake, the following: the use of an automobile and reimbursement of automobile-related expenses; club membership; travel to and attendance at industry conferences and seminars; five weeks' paid vacation; life insurance equal to three times the executive's base salary; technology assistance for remote access to HarborOne Bank's and HarborOne Bancorp's systems; and supplemental medical insurance upon reaching age 65. For Mr. Casey, such perquisites include: the use of an automobile and reimbursement of automobile related expenses; five weeks' paid vacation; life insurance equal to three times the executive's base salary; technology assistance for remote access to HarborOne Bank's and HarborOne Bancorp's systems; and supplemental medical insurance upon reaching age 65.

        HarborOne Bank and HarborOne Bancorp may terminate the employment of either Mr. Blake or Mr. Casey, and each such executive may resign, at any time for any reason. In the event of termination without "cause" or for "good reason" (as each such term defined in the respective employment agreement), HarborOne Bank and HarborOne Bancorp will pay to the executive, for a period of two years, severance benefits equal to his monthly base salary in effect at the time of his termination and annual incentive compensation equal to the average incentive compensation received by the executive during the three full fiscal years immediately preceding termination. HarborOne Bank and HarborOne Bancorp will also make an additional payment to the executive in an amount equal to the aggregate amount of employer contributions that would have been made to any qualified pension, profit sharing or 401(k) or similar plan on behalf of the executive if the executive had remained an employee of HarborOne Bank and HarborOne Bancorp for an additional 24-month period. In addition, HarborOne Bank and HarborOne Bancorp will make a monthly cash payment for 18 months or the executive's COBRA health continuation period, whichever ends earlier, in the amount that HarborOne Bank and HarborOne Bancorp would have made to provide health insurance to the executive.

        In the event the executive's employment is involuntarily terminated for reasons other than for cause, disability or death, or the executive voluntary resigns for good reason, in either case after a change in control of HarborOne Bancorp, the severance benefits increase from two times the sum of the executive's base salary and average three-year bonus to three times the sum of the executive's base salary and average three-year bonus, and will be paid in a lump sum. Any payments required under the employment agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Code if such reduction would result in a higher after-tax amount to Mr. Blake or Mr. Casey. The employment agreements provide for certain post-employment obligations with respect to the executive's ability to compete with HarborOne Bank and HarborOne Bancorp and to solicit customers and employees of HarborOne Bank and HarborOne Bancorp.

        Change in Control Agreements.    HarborOne Bancorp has entered into change in control agreements with each of Messrs. Donahue, Dunn, Gibbons, Langone, Makowiecki, Reilly, Sanborn and Tryder and Mses. Simmons and Williams. The agreements for all nine officers are substantially similar, and provide that if the executive's employment is involuntarily terminated for reasons other than for cause, disability or death, or the executive voluntarily resigns for "good reason" (as such term is defined in the respective change of control agreement) on or within 12 months after the effective date of a change in control of HarborOne Bancorp, the executive would be entitled to a severance payment equal to his or her base salary and average three-year bonus. Such payment would be payable in a lump sum within ten days following the executive's date of termination. In addition, HarborOne Bancorp will make a monthly cash payment for 18 months or the executive's COBRA health continuation period, whichever ends earlier, in the amount that HarborOne Bancorp would have made to provide health insurance to the executive. Any payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Code if such reduction would result in a higher after-tax amount to the executive.

Nonqualified Retirement Benefits

        Split Dollar Life Insurance Arrangements.    In 2000, HarborOne Bank entered into a collateral assignment split dollar life insurance arrangement with Mr. Blake in order to provide a death benefit to the executive's beneficiaries and to allow the executive access to the cash surrender value of the policy in excess of the amount of premiums paid by HarborOne Bank upon his retirement from HarborOne Bank. Since 2000, HarborOne Bank has paid $1,296,574 in premiums and the cash surrender value of the policy has increased to $1,809,669. In anticipation of the reorganization, in 2016, HarborOne Bank terminated this arrangement with Mr. Blake, and Mr. Blake has transferred the ownership of the life insurance policy to HarborOne Bank. To compensate Mr. Blake for the loss in benefits as a result of the termination of the collateral assignment split dollar life insurance policy, HarborOne Bank made a payment to Mr. Blake of a one-time cash bonus in the amount of $928,678, which included $415,583 in tax gross up payment in 2016. In addition, HarborOne Bank and Mr. Blake have entered into a new endorsement split dollar life insurance agreement that will provide Mr. Blake with a $1,400,000 lifetime death benefit, which is equal to the death benefit that would have been provided to Mr. Blake under the old collateral assignment split dollar life insurance arrangement after adjusting for the amount received through the one-time cash bonus.

        Supplemental Executive Retirement Plan Agreements.    HarborOne Bank maintains a supplemental executive retirement plan agreement with each of Messrs. Blake and Casey.

        Upon Mr. Blake's "separation from service" (as defined therein), disability or death, Mr. Blake (or his beneficiary in the case of death) shall receive a lump sum payment in an amount equal to the actuarial equivalent of a single life annuity equal to 60.0% of Mr. Blake's final average three-year salary and bonus reduced by the primary Social Security benefits payable upon Mr. Blake's separation from service and the amount payable to Mr. Blake from HarborOne Bank's 401(k) plan attributable to employer contributions. This lump sum payment is further reduced by the amount paid by HarborOne Bank to Mr. Blake when he reached age 65 in 2015 pursuant to his 2008 supplemental executive retirement plan agreement, with interest at a rate of 3.0% per year from the date of payment.

        Under the terms of the supplemental executive retirement plan agreement with Mr. Casey, upon the earliest of attaining age 65, termination other than for "cause", disability, death or a "change in control" of HarborOne Bank(as each such term is defined therein), Mr. Casey shall receive a lump sum payment equal to the actuarial equivalent value of a single life annuity equal to 60.0% of the executive's average three-year salary and bonus reduced by projected Social Security benefits and the amount payable to the executive from HarborOne Bank's 401(k) Plan attributable to employer contributions.

        Senior Management Long Term Incentive Plan.    Under the HarborOne Bank Senior Management Long Term Incentive Plan, all executive officers of HarborOne Bank with a title of Senior Vice President or above, including Messrs. Blake, Casey and Makowiecki, may be awarded deferred cash incentive awards. A deferred incentive award is equal to the deferral percentage multiplied by the executive's base salary for the applicable year. The deferral percentage is determined by the Board of HarborOne Bank based on the executive's or HarborOne Bank's achievement of performance goals. The terms "deferred incentive award," "deferred percentage" and "performance goals" are defined in the HarborOne Bank Senior Management Long Term Incentive Plan. Each deferred incentive award is payable three years following the grant of such award, subject to the executive's continued employment with HarborOne Bank. Awards are immediately payable upon the executive's death, disability, retirement or "separation from service" (as defined therein) within 24 months of a "change in control" (as defined therein) of HarborOne Bank or HarborOne Bancorp. Retirement for this purpose means an executive's reaching the age of 62 or older after completing 10 or more years of service with HarborOne Bank. Accordingly, once an executive satisfies the condition for retirement, he would be entitled to the deferred incentive award. The Board of Directors amended this plan effective January 1, 2018 so that no further deferred incentive awards will be granted.

        ESOP Restoration Plan.    HarborOne Bank provides an ESOP Restoration Plan for the benefit of selected executives whose annual compensation exceeds the amount of annual compensation permitted to be recognized under the ESOP by the Code, which is currently $270,000. Under the ESOP Restoration Plan, eligible participants receive a credit each year equal to the amount they would have received under the ESOP but for the Internal Revenue Service-imposed compensation limit. Any benefits earned under the ESOP Restoration Plan become payable the earliest of six months and a day after the participant's "separation from service" from HarborOne Bank, the participant's death, a "change in control" of HarborOne Bancorp or upon the termination of the ESOP Restoration Plan (as each such term is defined therein).

Benefit Plans

        401(k) Profit Sharing Plans.    HarborOne Bank currently maintains the HarborOne 401(k) Plan (the "HarborOne 401(k) Plan"), and Merrimack Mortgage Company, HarborOne Bank's wholly owned subsidiary, maintains the Merrimack Mortgage, LLC Retirement Plan (the "Merrimack 401(k) Plan" and together with the HarborOne 401(k) Plan, the "401(k) Plans"), which are tax-qualified profit sharing plans with salary deferral features under Section 401(k) of the Code. All employees of HarborOne Bank who have attained age 21 and have completed three months of service are eligible to participate in the HarborOne401(k) Plan and make salary deferrals. All employees, other than seasonal employees and nonresident alien employees of Merrimack Mortgage who have completed three months of service are eligible to participate in the Merrimack 401(k) Plan and make salary deferrals. Seasonal employees of Merrimack Mortgage who have attained age 21 and completed 1,000 hours of service are eligible to participate in the Merrimack 401(k) Plan.

        A participant may contribute up to 100.0% of his or her compensation to the HarborOne 401(k) Plan on a pre-tax or after-tax basis, subject to the limitations imposed by the Code. A participant may contribute up to 75.0% of his or her compensation to the Merrimack 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Code. For 2017, the deferral contribution limit was $18,000. A participant over age 50 may contribute an additional $6,000 to the 401(k) Plans. A participant in the HarborOne 401(k) Plan is always 100.0% vested in his or her salary deferral contributions, and will become vested in his or her share of Bank contributions under a six-year vesting schedule with 20.0% vesting after completion of two years of service, and increased by 20.0% for each subsequent year of service. A participant in the Merrimack 401(k) Plan is always 100.0% vested in his or her salary deferral contributions, and will become vested in his or her share of employer contributions under a four-year vesting schedule with 25.0% vesting after completion of one year of service, and increased by 25.0% for each subsequent year of service.

        Both 401(k) Plans provide certain in-service withdrawals, including hardship withdrawals and full withdrawals after age 59 1/2. Distributions from both 401(k) Plans are available in a lump sum or installments upon a participant's retirement, termination of employment, death or disability.

        The 401(k) Plans permit a participant to direct the investment of his or her own account into various investment options. The participants of HarborOne 401(k) Plan are allowed to invest all or a portion of their account balances in the 401(k) Plan in common stock of HarborOne Bancshares, Inc.

Participants in the HarborOne 401(k) Plan may also be allowed to invest future elective deferrals in common stock of HarborOne Bancorp.

        Participants in the HarborOne 401(k) Plan will be given the opportunity to vote the shares allocated to their accounts. HarborOne Bank, as plan administrator, will vote any shares in the HarborOne 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the HarborOne 401(k) Plan trustee accordingly.

        Employee Stock Ownership Plan.    The Company has adopted and currently maintains an ESOP. Eligible employees who have attained age 21 and have completed one year of service are able to participate in the ESOP. Participants vest in the benefits allocated under the ESOP pursuant to a six-year vesting schedule, with 20.0% vesting after completion of two years of service, and increased by 20.0% for each subsequent completed year of service. A participant becomes fully vested at retirement, upon death or disability or upon termination of the ESOP. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining ESOP participants.

        Shares of the Company's common stock purchased by the ESOP through the proceeds of a loan are held in a suspense account for allocation among participants. ESOP shares are released as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants in accordance with compensation, on a pro rata basis.

        Participants in the ESOP will receive a vote authorization form that reflects all shares the participant may direct the trustee to vote on his or her behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received.

        2017 Stock Option and Incentive Plan.    On August 9, 2017, the stockholders of HarborOne Bancorp, Inc. approved the Equity Plan, which provides for the grant of stock-based awards to officers, employees and directors of the Company and its subsidiaries. The Company may grant options, stock appreciations rights, restricted stock, restricted units, unrestricted stock awards, cash based awards, performance awards, and dividend equivalent rights. Total shares of the Company's common stock reserved for issuance under the plan are 2,077,577. Both incentive stock options and non-qualified stock options may be granted under the Equity Plan, with total shares reserved for options equaling 1,483,984. The total number of shares reserved for restricted stock or restricted units is 593,593. There are currently 157,921 shares available for grant as options and 52,178 available for grant as restricted stock or restricted units.

        Outstanding Equity Awards at Year End.    The following table sets forth information with respect to outstanding equity awards as of December 31, 2017 for the named executive officers. All equity awards reflected in this table were granted pursuant to our Equity Plan, described below.

	Outstanding Equity Awards at Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested(2)
James W. Blake	8/16/2017	—	356,150	18.35	8/16/2027	142,450	$2,729,342
Joseph F. Casey	8/16/2017	—	235,000	18.35	8/16/2027	100,000	$1,916,000
Peter F. Makowiecki	8/16/2017	—	35,000	18.35	8/16/2027	14,500	$277,820

(1)
The options and stock awards vest in three annual installments beginning August 16, 2018.

(2)
Based on the $19.16 per share trading price of HarborOne Bancorp, Inc. common stock on December 29, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Security Ownership of Certain Beneficial Owners.    Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of the record date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company's common stock, including shares owned by its directors.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
HarborOne Mutual Bancshares	17,281,034	52.97%
770 Oak Street
Brockton, Massachusetts 02301

        Security Ownership of Management.    The following table details, as of Record Date, information concerning beneficial ownership of our common stock by:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all of our directors and executive officers as a group.

Name(1)	Number of Shares(2)		Percent of Common Stock Outstanding
Joseph F. Barry,	23,550	(3)	*
Director
James W. Blake,	221,329	(4)	*
President, Chief Executive Officer and Director
Joseph F. Casey,	169,379	(5)	*
Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Director
Leo C. Donahue,	53,816	(6)	*
Senior Vice President, Retail Banking
Wayne F. Dunn,	27,721	(7)	*
Senior Vice President, Chief Technology Officer
David P. Frenette,	48,550	(8)	*
Director
Christopher K. Gibbons,	59,057	(9)	*
Senior Vice President, Consumer Lending
Gordon Jezard,	28,550	(10)	*
Director
Edward F. Kent,	28,550	(11)	*
Director
Barry R. Koretz,	33,550	(12)	*
Director

Name(1)	Number of Shares(2)		Percent of Common Stock Outstanding
Mark T. Langone,	25,613	(13)	*
Senior Vice President, Chief Enterprise Risk Officer
Timothy R. Lynch,	23,550	(14)	*
Director
Peter F. Makowiecki,	45,207	(15)	*
Senior Vice President, Residential Lending
William A. Payne	8,065	(16)	*
Director
Wallace H. Peckham, III,	26,050	(17)	*
Director
David B. Reilly,	25,308	(18)	*
Senior Vice President, Operations
H. Scott Sanborn,	24,957	(19)	*
Senior Vice President, Commercial Lending
Linda H. Simmons	14,500	(20)	*
Senior Vice President, Chief Financial Officer of HarborOne Bank
Michael J. Sullivan,	24,050	(21)	*
Director
David E. Tryder,	17,200	(22)	*
Senior Vice President, Chief Marketing Officer
Patricia M. Williams,	27,264	(23)	*
Senior Vice President, Human Resources
All directors and executive officers as a group (21 persons)	955,740		2.93%

*
Less than 1%

(1)
Unless otherwise indicated, the address is c/o HarborOne Bancorp, Inc., 770 Oak St., Brockton, MA 02301.

(2)
The number of shares reported by officers as being held through the HarborOne 401(k) Plan may be different from the number of shares previously reported as having been acquired through the HarborOne 401(k) Plan because Company stock held in the HarborOne 401(k) Plan is held in a unitized fund that includes both Company common stock and cash. The percentage of each unit that is Company common stock fluctuates daily, through no volitional act of the HarborOne 401(k) Plan participant.

(3)
Includes 5,000 shares held jointly with his spouse and 18,550 shares of unvested restricted stock awarded under the Equity Plan.

(4)
Includes 57,442 shares held in the HarborOne 401(k) Plan, 20,000 held by his spouse and daughter as joint tenants, 142,450 shares of unvested restricted stock awarded under the Equity Plan and 1,437 shares held by the ESOP and allocated to his account.

(5)
Includes 33,508 shares held in the HarborOne 401(k) Plan, 100,000 shares of unvested restricted stock awarded under the Equity Plan, 10,000 held by his spouse and 871 shares held by the ESOP and allocated to his account.

(6)
Includes 38,295 shares held in the HarborOne 401(k) Plan, 14,500 shares of unvested restricted stock awarded under the Equity Plan and 1,022 shares held by the ESOP and allocated to his account.

(7)
Includes 11,967 shares held in the HarborOne 401(k) Plan, 14,500 shares of unvested restricted stock awarded under the Equity Plan and 1,254 shares held by the ESOP and allocated to his account.

(8)
Includes 30,000 shares held jointly with his spouse and 18,550 shares of unvested restricted stock awarded under the Equity Plan.

(9)
Includes 38,295 shares held in the HarborOne 401(k) Plan, 14,500 shares of unvested restricted stock awarded under the Equity Plan and 1,262 shares held by the ESOP and allocated to his account.

(10)
Includes 10,000 shares held by Jezard Family Revocable Trust and 18,550 shares of unvested restricted stock awarded under the Equity Plan.

(11)
Includes 10,000 shares held jointly with his spouse and 18,550 shares of unvested restricted stock awarded under the Equity Plan.

(12)
Includes 15,000 shares held jointly with Jean Attianese and 18,550 shares of unvested restricted stock awarded under the Equity Plan.

(13)
Includes 10,000 shares held jointly with his spouse, 14,500 shares of unvested restricted stock awarded under the Equity Plan and 1,114 shares held by the ESOP and allocated to his account.

(14)
Includes 5,000 shares held jointly with his spouse and 18,550 shares of unvested restricted stock awarded under the Equity Plan.

(15)
Includes 22,300 shares held in his IRA, 7,180 held in the HarborOne 401(k) Plan, 14,500 shares of unvested restricted stock awarded under the Equity Plan and 1,227 shares held by the ESOP and allocated to his account.

(16)
Includes 5,565 shares of unvested restricted stock awarded under the Equity Plan.

(17)
Includes 7,500 shares held jointly with his spouse and 18,550 shares of unvested restricted stock awarded under the Equity Plan.

(18)
Includes 8,138 shares held in the HarborOne 401(k) Plan, 14,500 shares of unvested restricted stock awarded under the Equity Plan and 1,171 shares held by the ESOP and allocated to his account.

(19)
Includes 9,574 shares held in the HarborOne 401(k) Plan, 14,500 shares of unvested restricted stock awarded under the Equity Plan and 884 shares held by the ESOP and allocated to his account.

(20)
Shares are unvested restricted stock awarded under the Equity Plan.

(21)
Includes 18,550 shares of unvested restricted stock awarded under the Equity Plan.

(22)
Includes 957 shares held in the HarborOne 401(k) Plan, 14,500 shares of unvested restricted stock awarded under the Equity Plan and 1,242 shares held by the ESOP and allocated to his account.

(23)
Includes 8,616 shares held in the HarborOne 401(k) Plan, 14,500 shares of unvested restricted stock awarded under the Equity Plan and 1149 shares held by the ESOP and allocated to her account.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, other than for Mr. Koretz, Mr. Peckham, III and Ms. Simmons who each filed one late Form 4 and Mr. Payne and Ms. Simmons who each filed one late Form 3.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Wolf & Company, P.C. currently serves as our independent registered public accounting firm, and that firm conducted the audit of our consolidated financial statements for the fiscal year ended December 31, 2017. The Audit Committee has appointed Wolf & Company, P.C. to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2018.

        Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of Wolf & Company, P.C., the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

        It is anticipated that a representative of Wolf & Company, P.C. will attend the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fee Disclosure

        The following is a summary of the fees billed by Wolf & Company, P.C. for professional services rendered to us for the fiscal year ended December 31, 2017:

	2017	2016
Audit Fees(1)	$282,685	$254,000
Audit Related Fees(2)	—	159,500
Tax Fees(3)	—	10,492
All Other Fees(4)	176,655	167,090

Total	$459,340	$591,082

(1)
Audit Fees include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Wolf & Company, P.C. in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Wolf & Company, P.C. to be named in our registration statements and to the use of their audit report in the registration statements.

(2)
Audit-Related Fees refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. During 2016 these fees were related to the mutual to stock bank conversion.

(3)
Tax Fees refers to fees and related expenses for professional services for tax compliance, tax advice and tax planning. The Company engaged another firm for tax services in 2017.

(4)
All Other Fees refers to fees and related expenses for products and services other than services described above. Our Audit Committee considers whether the provision by Wolf & Company, P.C. of any services that would be required to be described under "All Other Fees" would be compatible with maintaining Wolf & Company, P.C.'s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

        Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee's or any of its members' attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

        The Board unanimously recommends a vote FOR the ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for 2018.

 AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

        The undersigned members of the Audit Committee of the Board of Directors of HarborOne Bancorp, Inc. submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2017 as follows:

  1.
  the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of HarborOne Bancorp, Inc. for the fiscal year ended December 31, 2017;

  2.
  the Audit Committee has discussed with representatives of Wolf & Company, P.C. the matters required to be discussed with them by Auditing Standard No. 16, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board; and

  3.
  the Audit Committee has received the written disclosures and the letter from Wolf & Company, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company, P.C.'s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE
Wallace H. Peckham, III (Chair)
Edward F. Kent
Michael Sullivan
Joseph F. Barry

OTHER MATTERS

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have engaged Innisfree M&A Incorporated, to solicit proxies held by brokers and nominees for a fee of $15,000, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

Shareholder Proposals

        Shareholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2019 annual meeting must submit their proposals to our Corporate Secretary on or before December 1, 2018. Shareholders may also propose business to be brought before an annual meeting pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder's notice for the 2019 Annual Meeting of Shareholders must be received by the Company no earlier than January 10, 2019 and no later than February 9, 2019. However, if an annual meeting is held on a date more than 30 days before, or more than 60 days after, the anniversary of the preceding year's annual meeting, a shareholder proposal must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Attendance at the Meeting

        All shareholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a shareholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Each shareholder and proxy may be asked to present a valid government-issued photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

Householding of Proxy Materials

        If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as "householding," is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

        If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to HarborOne Bancorp, Inc. 770 Oak Street, Brockton, Massachusetts 02301, Attention: Investor Relations or by telephone at (508) 895-1000.

Other Matters

        The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors,

James W. Blake President, Chief Executive Officer and Secretary

Brockton, Massachusetts
March 30, 2018

Fitch Proof - 92061-Harbor One Proxy Card Rev 02 - Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUIC K  EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 09, 2018. HARBORONE BANCORP, INC. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Please mark your votes like this 2. To ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018. FOR AGAINST ABSTAIN 1. To elect the four Class II director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective suc-cessors are duly elected and qualified. FOR WITHHOLD (1) Gordon Jezard FOR WITHHOLD (2) Edward F. Kent FOR WITHHOLD (3) William A. Payne THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. FOR WITHHOLD (4) Wallace H. Peckham III CONTROL NUMBER Signature Signature, if held jointly Date , 2018 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Fitch Proof - 92061-Harbor One Proxy Card Rev 02 - Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 10, 2018 The Notice of the Annual Meeting, 2018 Proxy Statement and the 2017 Annual Report to Shareholders are available at: http://www.harboronebancorp.com  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HarborOne Bancorp, Inc. The undersigned appoints James W. Blake and Joseph F. Casey and each of them acting singly, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of HarborOne Bancorp, Inc. held of record by the undersigned at the close of business on March 12, 2018 at the Annual Meeting of Stockholders of HarborOne Bancorp, Inc. to be held on May 10, 2018, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)

Fitch Proof - 92061-Harbor One ESOP Proxy Card Rev 02 - Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUIC K  EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 4, 2018. HARBORONE BANCORP, INC. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  ESOP AND HARBORONE 401(K) PLAN VOTE AUTHORIZATION FORM Please mark your votes like this 2. To ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018. FOR AGAINST ABSTAIN 1. To elect the four Class II director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective suc-cessors are duly elected and qualified. FOR WITHHOLD (1) Gordon Jezard FOR WITHHOLD (2) Edward F. Kent FOR WITHHOLD (3) William A. Payne THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. FOR WITHHOLD (4) Wallace H. Peckham III CONTROL NUMBER Signature Signature, if held jointly Date , 2018 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Fitch Proof - 92061-Harbor One ESOP Proxy Card Rev 02 - Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 10, 2018 The Notice of the Annual Meeting, 2018 Proxy Statement and the 2017 Annual Report to Shareholders are available at: http://www.harboronebancorp.com  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  ESOP AND HARBORONE 401(K) PLAN VOTE AUTHORIZATION FORM HarborOne Bancorp, Inc. The undersigned directs the trustee of the HarborOne Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) and the trustee of the HarborOne 401(k) Plan (the “HarborOne 401(k) Plan”) to vote, as designated on the reverse hereof, all shares of common stock of HarborOne Bancorp, Inc. allocated to the participant’s account(s), if any, for which the participant is entitled to direct the voting at the Annual Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on May 10, 2018, or at any adjournment thereof. If this form is not returned in a timely manner, the ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received. HarborOne Bank, as plan administrator, will vote any shares in the HarborOne 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the HarborOne 401(k) Plan trustee accordingly. If any other business is brought before the Annual Meeting, this form will be voted by the trustees in a manner intended to represent the best interest of the participants and beneficiaries of the ESOP and the HarborOne 401(k) Plan. At the present time, HarborOne Bancorp, Inc. knows of no other business to be brought before the Annual Meeting. IF NO INSTRUCTION IS SPECIFIED AND THIS AUTHORIZATION FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2. (Continued and to be marked, dated and signed, on the other side)